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                       CONSENT OF INDEPENDENT ACCOUNTANTS

               We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 27, 1996, except as to the stock split, share authorizations and Registration Statement authorization described in Note 14, which is as of December 10, 1996, which appears on page F-2 of CIENA Corporation's Registration Statement on Form S-1 dated February 7, 1997.

                                         /s/ PRICE WATERHOUSE LLP

                                         PRICE WATERHOUSE LLP

                                                                    May 9, 1997